Exhibit 99.1

HORNBECK OFFSHORE SERVICES, INC.

Service with Energy

NEWS RELEASE	Contacts:	Jim Harp, CFO
04-015		Hornbeck Offshore Services
985-727-6802

For Immediate Release		Ken Dennard, Managing Partner
Lisa Elliott, Vice President
DRG&E / 713-529-6600

HORNBECK OFFSHORE REPORTS NO MATERIAL

ADVERSE IMPACT FROM HURRICANE IVAN

OR TROPICAL STORM JEANNE

September 20, 2004 — New Orleans, Louisiana — Hornbeck Offshore Services, Inc. (NYSE: HOS) announced that it has experienced no lost revenue or damage to its vessels related to Hurricane Ivan that swept through the Gulf of Mexico or Tropical Storm Jeanne that passed through St. Croix and Puerto Rico last week.

Hornbeck Offshore Services, Inc. is a leading provider of technologically advanced, new generation offshore supply vessels primarily in the U.S. Gulf of Mexico and select international markets, and is a leading transporter of petroleum products through its fleet of ocean-going tugs and tank barges primarily in the northeastern U.S. and in Puerto Rico. Hornbeck Offshore currently owns and operates a fleet of 55 vessels, with 5 additional vessels under construction.

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103 Northpark Boulevard, Suite 300	Phone: (985) 727-2000
Covington, Louisiana 70433	Fax: (985) 727-2006